Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-229085 and 333-230659) and Form S-8 (Nos. 333-198240, 333-202886, 333-210059, 333-216622, 333-223513 and 333-230126) of Ocular Therapeutix, Inc. of our report dated March 12, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 12, 2020